UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 28, 2016
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The news release of Ford Motor Company (“Ford”) dated January 28, 2016 concerning Ford and Ford Motor Credit Company LLC’s (“Ford Credit”) preliminary fourth quarter and full year 2015 financial results, filed as Exhibit 99.1 to this report, and Ford Credit’s preliminary 2015 consolidated income statement and consolidated balance sheet, filed as Exhibit 99.2 to this report, are incorporated by reference herein.

Ford will conduct two conference calls on January 28, 2016 to review preliminary fourth quarter and full year 2015 financial results. Beginning at 9:00 a.m., Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2015 fourth quarter and full year results. Investors may access this presentation by dialing 1-877-299-4454 (or 1-617-597-5447 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m., Ford Vice President and Treasurer Neil Schloss, Ford Vice President and Controller Stuart Rowley, and Ford Motor Credit Company Chief Financial Officer Marion Harris will host a conference call focusing on Ford Motor Credit Company’s preliminary 2015 fourth quarter and full year results. Investors may access this presentation by dialing 1-888-339-2688 (or 1-617-847-3007 from outside the United States). The passcode for either telephone number is a verbal response “Ford Fixed Income.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 12:00 p.m. the day of the event through Friday, February 5, 2016 by dialing 1-888-286-8010 (or 1-617-801-6888 from outside the United States). The passcode for replays of the earnings call is 55983017; the passcode for replays of the fixed income call is 67020334. All times referenced above are in Eastern Time.

Please note that Exhibit 99.1 to this Form 8-K discusses various financial measures “excluding special items” and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) are these same measures including special items and/or without adjustments. Ford believes that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate Ford’s results excluding pension and OPEB remeasurement gains and losses that are not reflective of Ford’s underlying Automotive business results, and excluding or adjusting for items related to Ford’s efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that Ford does not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99.1 discusses Ford’s key cash metrics, Automotive operating-related cash flow (which Ford believes best represents the ability of its Automotive operations to generate cash) and net interest. Ford believes that Automotive operating-related cash flow is useful to investors because it includes elements that Ford considers to be related to its operating activities (e.g., capital spending), and excludes cash flow elements that Ford does not consider to be related to the ability of its operations to generate cash. The most comparable GAAP measure is Net cash provided by / (used in) operating activities on Ford’s statement of cash flows. Net interest primarily measures profit variances driven by changes in Ford’s Automotive sector’s centrally-managed net interest, which consists of interest expense, interest income, fair market value adjustments on its cash equivalents and marketable securities portfolio (excluding strategic equity investments held in marketable securities), and other adjustments. The most comparable GAAP measure for net interest is the sum of interest expense, interest income, and gains/losses on the majority of Ford’s investments which are reported in Automotive interest income and other income/(loss), net on Ford’s income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99.1	News release dated January 28, 2016	Filed with this Report
of Ford Motor Company

Exhibit 99.2	Ford Credit’s preliminary 2015	Filed with this Report
consolidated income statement and
consolidated balance sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: January 28, 2016	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford’s corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News release dated January 28, 2016
of Ford Motor Company

Exhibit 99.2	Ford Credit’s preliminary 2015
consolidated income statement and
consolidated balance sheet